UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

International Stem Cell Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 30, 2009

Dear Stockholder:

This year’s annual meeting of stockholders will be held on Thursday, April 30, 2009, at 9:00 a.m. PST, at the Inns of America Suites located at 5010 Avenida Encinas, Carlsbad, CA  92008. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follow this letter.

It is important that you use this opportunity to take part in the affairs of International Stem Cell Corporation by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

A copy of International Stem Cell Corporation’s Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review International Stem Cell Corporation’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely yours,

/s/ Kenneth C. Aldrich
Kenneth C. Aldrich
Chief Executive Officer and Chairman

2595 Jason Court
Oceanside, California 92056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 30, 2009

TO OUR STOCKHOLDERS:

Notice is hereby given that the annual meeting of the stockholders of International Stem Cell Corporation, a Delaware corporation, will be held on April 30, 2009, at 9:00 a.m. PST, at the Inns of America Suites located at 5010 Avenida Encinas, Carlsbad, CA  92008, for the following purposes:

1.      To elect seven directors to hold office for a one-year term and until their respective successors are elected and qualified.

2.      To ratify the selection of Vasquez and Company, LLP as our independent auditors for the fiscal year ending December 31, 2009.

3.      To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 16, 2009 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON April 30, 2009:  Our Proxy Statement is attached.  Financial and other information concerning International Stem Cell Corporation is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2009.  A complete set of proxy materials relating to our annual meeting is available on the Internet.  These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, may be viewed at:

http://www.b2i.us/irpass.asp?BzID=1468&to=cp&Nav=1&S=0&L=1&ID=10545.

/s/ William B. Adams William B. Adams Chief Financial Officer and Secretary Oceanside, California

March 30, 2009

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.   However, if your shares are held of record by a broker or other nominee you will need to obtain a legal proxy from the holder of record to vote in person at the meeting.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of International Stem Cell Corporation, a Delaware corporation, for use at its annual meeting of stockholders to be held on April 30, 2009, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about April 1, 2009.

SOLICITATION AND VOTING

Voting Securities.  Only stockholders of record as of the close of business on March 16, 2009, will be entitled to vote at the meeting and any adjournment thereof. As of March 16, 2009, we had 40,430,675 shares of Common Stock 1,000,000 shares of Class A Preferred Stock, 450,000 shares of Class B Preferred Stock, 2,000,000 shares of Class C Preferred Stock and 30 shares of Class D Preferred Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her and each holder of shares of Preferred Stock is entitled to vote the equivalent number of common shares that the respective classes of preferred shares can be converted into. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes.  A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that apply to brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors.

Solicitation of Proxies.  We will bear the entire cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we may retain a proxy solicitation firm or other third party to assist us in collecting or soliciting proxies from our stockholders, although we do not currently plan on retaining such a proxy solicitor.

Voting of Proxies.  All valid proxies received before the meeting will be exercised.  All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of each proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to William Adams, the Secretary of International Stem Cell Corporation, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have an unclassified Board of Directors that consists of seven directors. Our directors are elected for a term of one year and are up for election every year. Once elected, directors serve until their respective successors are duly elected and qualified.

Two of our directors are elected by the holders of Series C Preferred Stock and Series D Preferred Stock, each voting as a separate class.  The holders of series C Preferred Stock and Series D Preferred Stock have nominated Andrei Semetchkine and Rouslan Semetchkine for election to the Board.

The other nominees recommended by the Board of Directors for election by our stockholders are Kenneth C. Aldrich, William B. Adams, Jeffrey D. Janus, Donald A. Wright and Paul V. Maier.  All nominees are current members of our Board of Directors and, if reelected, they will serve as directors until our annual meeting of stockholders in 2010 or until their successors, if any, are elected and qualified.  If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

If a quorum is present and voting at the meeting, the seven nominees for directors receiving the highest number of votes will be elected as the directors. Abstentions and broker non-votes have no effect on the vote.

The Board of Directors recommends a vote “FOR” each of the nominees named above.

The following table sets forth, the director nominees to be elected at this meeting, information with respect to their ages and background:

Name	Principal Occupation	Age	Director Since
Kenneth C. Aldrich	Chairman of the Board, CEO	70	2006
Paul V. Maier	Independent Financial Consultant	61	2007
Donald A. Wright	President and Chief Executive Officer , Confluence Capital Group, Inc.	55	2007
Jeffrey D. Janus	President	52	2006
William B. Adams	Chief Financial Officer and Secretary	65	2006
Andrei Semetchkine	Chief Business Officer	50	2008
Rouslan Semetchkine	Senior Research Scientist	24	2008

Nominees for Election at this Meeting

Kenneth C. Aldrich, Chairman, CEO and Co-Founder, has been active in venture capital investing and private equity since 1975. Having previously served as Chairman, Mr. Aldrich assumed the role of CEO in January 2008 upon the death of the incumbent CEO, Jeffrey Krstich.  He is also a Managing Director of Convergent Ventures, an early-stage life sciences investment company, and an active member of Tech Coast Angels. Through those entities and predecessor companies, he has provided early-stage funding and management for a variety of biomedical and technology start-ups. During the last five years he has held the following positions: WaveTec Vision Systems, an ophthalmic device company (Director and co-founder),  and Encode Bio, a drug discovery tools company (Director).He is also director of Green Dot Corporation, the world’s largest issuer of prepaid debit cards.  Mr. Aldrich holds degrees, with honors, from both Harvard University and Harvard Law School.

Paul V. Maier became a director in July 2007 and has over 20 years of experience as a senior executive in biotechnology and pharmaceutical companies.  Mr. Maier is currently an independent financial consultant.  Previously, Mr. Maier was Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals, Inc. (NASDAQ: LGND) a commercial stage biopharmaceutical company, a position he held from 1992 to 2007.  From 1990 to 1992, Mr. Maier served as Vice President, Finance of DFS West, a division of DFS Group, LP a private multinational retailer.  From 1984 to 1990, Mr. Maier was employed by ICN Pharmaceuticals, a pharmaceutical and biotechnology research products company, where he held various executive positions in finance and general management in ICN as well as SPI Pharmaceuticals, a publicly held subsidiary.  Mr. Maier currently serves on public Boards for Pure Bioscience and Hana Biosciences.  Mr. Maier received an MBA from Harvard Business School and a BS from Pennsylvania State University.

Donald A. Wright became a director in March 2007. Mr. Wright is currently President and Founder of Everett, Washington-based Confluence Capital Group Inc., which provides consulting services to institutional investors, debt holders and public and private companies. Mr. Wright was Chief Executive Officer and President of Pacific Aerospace & Electronics, Inc., an engineering and manufacturing company that he helped to found and that designs, manufactures and sells components primarily for the aerospace, defense and transportation industries, from 1995 until 2006.

Jeffrey D. Janus, President, has over eighteen years of creating profitable commercial cell based businesses and building corporate value as a result. Over the past five years, Mr. Janus was employed as President for PacGen Cellco which later became Lifeline Cell Technology LLC of which he was a cofounder.  Mr. Janus helped build Clonetics Corporation as a director of finance and marketing, to become the leading provider of human cells and media products to both the research and therapeutic markets, through its inception in 1989 and eventual purchase by BioWhitaker and ultimately Cambrex Corporation. Mr. Janus has an MBA from San Diego State University and a Bachelor's degree in Biochemistry from the University California, Davis.

William B. Adams, CPA, CFO and Co-Founder of International Stem Cell Corporation for the past seven years.  He has 30 years of experience in the corporate consulting and financing arenas. Mr. Adams has provided seed capital and secondary and bridge financing to numerous start-up companies both individually and as a manager of various private investment partnerships. He is an advisor to Convergent Investors, LLC (also known as "CV-I"). Through investments prior to the formation of Convergent Ventures, Mr. Adams is a co-founder of WaveTec Vision Systems, an ophthalmic device company and Lifeline Cell Technology, LLC. He served as President of Wm. Adams Accountancy Corporation and was a founder of Dimensional Planning Group, a management consulting and financial planning company. Previously, Mr. Adams was an accountant at Ernst & Ernst (now Ernst & Young). Mr. Adams holds a B.S. in Accounting from California State University, Long Beach and is on the alumni Board of Ernst & Young in Los Angeles. He is also on the board of the Los Angeles Counsel of Boy Scouts of America.

Andrei Semetchkine, Chief Business Officer, Professor, Ph.D., became a director in December 2008 and is a specialist in system analysis, strategic planning and corporate management, and is the author of several scientific books. He is a member of Russian Academy of Sciences.  Professor Semetchkine was awarded the RF Government Award in Science and Technology in 2006. Since 2004 he has been the Deputy Director of the Institute of System Analysis of the Russian Academy of Sciences.  Professor Semetchkine has over 20 years of experience in the creation and managing of holding business structures in different industry and scientific sectors. He is the Chairman of X-Master, Inc., a New Hampshire Corporation which holds real estate and other assets and investments.

Rouslan Semetchkine, Senior Research Scientist, became a director in October 2008 and brings to International Stem Cell Corporation both scientific expertise and international relationships. He has for the past 5 years been pursuing an academic career and since May 2006 has been president of the New Hampshire Corporation, X-Master, Inc., which invests in different types of assets. He is an honors graduate of the Moscow State University and is a specialist in the analysis of biological processes and mathematical modeling in biology.  He is a Member of the American Mathematical Society.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each of Mr. Maier and Mr. Wright satisfy the independence requirements specified in the listing requirements of Nasdaq Marketplace Rules.

Executive Sessions

Our independent directors meet in executive session without management present each time the Board holds its regularly scheduled meetings.

Board Meetings and Committees

The Board of Directors held five meetings during the fiscal year ended December 31, 2008. The Board of Directors has an Audit Committee, a Compensation Committee, and a Governance Committee. During the last fiscal year, each director attended all of meetings of the Board and all of the committees of the Board on which such director served during that period.

Audit Committee.

The members of the Audit Committee are Paul V. Maier (Chairman) and Donald A. Wright. Mr. Edward O. Hunter also served on the Audit Committee in 2008 until his resignation from the Board in December 2008.  Each of the members of the Audit Committee satisfies the independence requirements established by the Nasdaq Marketplace Rules. Mr. Maier is an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The Audit Committee conducts an annual review of this charter in addition to an annual review of the committee’s overall performance. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the function of the Audit Committee includes retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee held seven meetings during the fiscal year ended December 31, 2008.   The Committee meets and confers at least quarterly with the outside auditors and conducts an executive session without management at each meeting.

Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Governance Committee.

The members of the Governance Committee are Donald A. Wright (Chairman) and Paul V. Maier.  Mr. Edward O. Hunter also served on the Governance Committee in 2008 until his resignation from the Board in December 2008.  Each of the members of the Governance Committee satisfies the independence requirements established by the Nasdaq Marketplace Rules. The Governance Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The Governance Committee conducts an annual review of this charter in addition to an annual review of the committee’s overall performance. The primary responsibilities of the Governance Committee are to (i) recommend applicable corporate governance principles, codes of conduct and compliance mechanisms, (ii) evaluate the effectiveness of the board and board committees; (iii) evaluate the effectiveness of senior management and succession planning; (iv) review the corporation’s directors policies, such as compensation, meeting attendance fees as well as other director compensation programs and policies; (v) examine board meeting policies, such as meeting schedule and location, meeting agenda, the presence and participation of non-director senior executives and written materials distributed in advance of meeting; (vi) review the board’s committee structure, including each committee’s charter and size; and (vii) review its procedures and policies to ensure that they fit the committee’s circumstances and operations and are sufficiently formalized to satisfy the scrutiny of public disclosure. The Governance Committee held one meeting during the fiscal year ended December 31, 2008.

The Governance Committee’s goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. There are no stated minimum criteria for director nominees, but the Governance Committee believes that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that two members of the Board meet the definition of “independent director” under the Nasdaq Marketplace Rules. The Governance Committee also believes it appropriate for certain key members of management to participate as members of the Board.

When considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by our stockholders, the Governance Committee will review the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest, existing time commitments and the ability to act in the interests of all stockholders. Once a potential qualified candidate is identified, multiple members of the Governance Committee will interview that candidate. The committee may also ask the candidate to meet with non-committee members of the Board and/or members of management and, if the committee believes a candidate would be a valuable addition to the Board, it will recommend that candidate to the full Board.

Pursuant to the terms of its charter, the Governance Committee will consider qualified director candidates suggested by our stockholders. Stockholders may recommend individuals for the Governance Committee to consider as potential director candidates by submitting the candidate’s name, contact information and biographical information in writing to the “International Stem Cell Corporation Governance Committee” c/o Corporate Secretary, 2595 Jason Court, Oceanside, California 92056. The biographical information and background materials will be forwarded to the Governance Committee for its review and consideration. The committee’s review of candidates identified by our stockholders is essentially identical to the review process for candidates identified by the committee. The Governance Committee will review periodically whether a more formal policy regarding stockholder nominations should be adopted. In addition to the process discussed above regarding the consideration of the Governance Committee of candidates suggested by our stockholders, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders.

Compensation Committee.

The members of the Compensation Committee are Donald A. Wright (Chairman, and Paul V. Maier.  Mr. Edward O. Hunter also served on the Compensation Committee in 2008 until his resignation form the Board in December 2008.  Each of the members of the Compensation Committee satisfies the independence requirements established by the Nasdaq Marketplace Rules.  The Compensation Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The Compensation Committee’s responsibilities are to (i) establish and modify through consultation with senior management, the Company’s general compensation philosophy and oversee the development and implementation of executive compensation programs and policies with respect to the engagement of individuals as independent contractors of the company; (ii) annually review and approve goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate performance and set compensation (including base salary, incentive compensation and equity based awards of the Chief Executive officer; (iii) review and approve the compensation (including base salary, incentive compensation and equity-based awards) of officers above the level of Vice President, review and approve compensation guidelines for all other officers, review compensation of Managing Directors above the equivalent level of Vice president and review and approve the compensation guidelines for all other officers;  (iv) review the terms of the Company’s incentive compensation plans, equity based plans, retirement plans, deferred compensation plans and welfare benefit plans; (v) review policies with respect to post-service arrangements and perquisites provided to officers above the level of Vice President, including the Chief Executive Officer and perquisites policies for Vice Presidents; (vi) review the related tabular and other disclosures about director and executive compensation proposed by management for inclusion in the Company’s annual report and proxy statement; (vii) produce an annual report for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations; (viii) evaluate its own performance on an annual basis and develop criteria for such evaluation.  The Compensation Committee held three meetings during the fiscal year ended December 31, 2008.

In determining executive compensation, the Committee shall annually review and approve the Company’s goals and objectives relevant to the compensation of Executive Officers and shall evaluate the performance of Executive Officer in light of those goals and objectives.  Based on such evaluation, the Committee shall have the sole authority to set the compensation (including base salary, incentive compensation and equity-based awards) of the Executive Officers.  In determining incentive compensation, the Committee shall consider, among other factors it deems appropriate, the Company's performance and relative shareholder return, the value of similar incentive awards to Executive Officers at comparable companies, and the awards given to management in prior years.

Communications with Directors

Any stockholder who desires to contact any members of our Board of Directors may do so by writing to: Board of Directors, c/o Corporate Secretary, 2595 Jason Court, Oceanside, California 92056. Communications received in writing are distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. Alternatively, any stockholder who desires to contact an independent member of our Board of Directors directly may contact the Chairman of our Board of Directors, Kenneth C. Aldrich, electronically by sending an email to the following address: kaldrich@intlstemcell.com.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend.  Six directors attended last year’s annual meeting.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of International Stem Cell Corporation has selected Vasquez and Company, LLP as independent auditors to audit the consolidated financial statements of International Stem Cell Corporation for the fiscal year ending December 31, 2009. Vasquez and Company, LLP has acted in such capacity since its appointment in December 2005. A representative of Vasquez and Company LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Vasquez and Company, LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Vasquez and Company, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

The following table sets forth the aggregate fees billed to International Stem Cell Corporation for the fiscal year ended December 31, 2008 and 2007 by Vasquez and Company, LLP:

Principal Accountant Fees and Services	Fiscal 2008	Fiscal 2007

Audit Fees(1)	$125,475	$124,270
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the meeting shall ratify the appointment of Vasquez and Company, LLP as our independent auditor for the fiscal year ending December 31, 2009. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Vasquez and Company, LLP as our independent auditors for the fiscal year ending December 31, 2009.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees International Stem Cell Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Vasquez and Company, LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Vasquez and Company, LLP. The Committee has also discussed and reviewed with the auditors all matters required to be discussed in Statement on Auditing Standards No. 61 as amended (Communication with Audit Committees). The Committee has met with Vasquez and Company, LLP, with and without management present, to discuss the overall scope of the Vasquez and Company, LLP audit, the results of its examinations, and the overall quality of the company’s financial reporting.

The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and International Stem Cell Corporation that might bear on the auditors’ independence and that are required by the applicable requirements of the Public Company Accounting Board regarding the independent public accountant’s communication with the Audit committee concerning independence, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the committee recommended to the Board of Directors that International Stem Cell Corporation’s audited financial statements be included in International Stem Cell Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

AUDIT COMMITTEE:
Paul V. Maier (Chairman)
Donald A. Wright

The preceding “Report of the Audit Committee” shall not be deemed to be “soliciting material” or” filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Goals of Compensation Program
The primary goals of our Compensation Program with respect to the compensation of our executive officers are: (i) to attract and retain talented and dedicated executives; (ii) to tie annual and long-term cash and stock incentives to the achievement of specified company and individual performance criteria; and (iii) to align executives’ compensation incentives to achievements that we believe will lead to stockholder value creation. To achieve these goals, the Compensation Committee maintains compensation plans that tie a substantial portion of executives’ overall compensation to the achievement of key operational, clinical and financial goals. The Compensation Committee also evaluates the performance of each individual executive officer against specific individual performance criteria. The Compensation Committee believes that the compensation for our executive officers is comparable with executives in other companies of similar size and stage of development operating in our industry, while taking into account our relative performance and our own strategic goals.

Elements of Compensation
We currently have a relatively simple compensation structure that is comprised of: (i) base salary; (ii) annual cash and equity incentive awards; and (iii) stock options.

Base Salary
Base salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we target salaries for our executive officers near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience as well as the company’s financial position. For 2008, this review occurred in the first quarter and the annual base salaries for the executive officers named in the 2008 Summary Compensation Table below were set at the following levels:

Name	2008 Annual Base Salary

Kenneth C. Aldrich	$180,000
Jeffrey D. Janus	$220,000
William B. Adams	$180,000

Due to the cash needs of the company the officers of ISCO waived a portion of their base salary for 2008.  As noted below that the Company made a “Restricted  Stock Grant” to these officers.   Mr. Aldrich, Adams and Janus had reductions in pay in the following amounts:

Kenneth C. Aldrich	$166,152
William B. Adams	$105,230
Jeffrey Janus	$36,913

In January 2008, Mr. Jeffrey Krstich passed away. The Chairman of the Board, Kenneth C. Aldrich has assumed the position of Chief Executive Officer. With the approval of the Board of Directors Mr. Krstich’s salary was extended six months after his demise. Total salary to Mr. Krstich for the year was $126,147.

Cash and Equity Incentives
As of the date of this Proxy Statement, the Compensation Committee has not established the 2009 cash and equity bonus structure for our executive officers.

Stock Options
Our 2006 Stock Plan authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. Our Compensation Committee is the administrator of this stock plan. Stock option grants are made to employees after the commencement of employment and may also be made following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and recommends initial stock option awards for executive officers based upon a review of competitive compensation data. In appropriate circumstances, the Compensation Committee considers the recommendations of our Chief Executive Officer when determining the amount of an initial option grant or the amount of an annual incentive option grant for executive officers. Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest 2% per month based upon continued employment over approximately a four-year period, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.

Restricted Stock Grant
On December 29, 2008 the Board of Directors approved a restricted stock grant at $ ..25 a share to the following officers and directors and employee:

Name	Number of Shares Issued	Fair value of stock at date of grant

Kenneth C. Aldrich	664,608	$166,152
William B. Adams	420,920	$105,230
Jeffrey Janus	147,652	$36,913
Ray Wood	48,000	$12,000
Paul Maier	280,000	$70,000
Don Wright	280,000	$70,000
Ed Hunter	280,000	$70,000
	2,121,180

The grant was in recognition of the fact that these officers and directors had earlier agreed to waive some or all of the cash compensation payable to them.  These shares were not issued as part of the 2006 Stock Plan.  Assuming the recipient continues to provide service to the company, the shares vest on the third anniversary of the date of grant, with accelerated vesting in the event of a change of control or certain terminations of service.

Potential Components of Compensation
In addition to granting incentive and non-statutory stock options, our 2006 Stock Plan provides for the granting of restricted stock, restricted stock units, stock appreciation rights, performance units and shares, deferred compensation awards and other stock-based awards. The Compensation Committee may utilize some or all of these types of awards for executive officers if it believes that such awards are necessary to further the goals of the compensation program.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of International Stem Cell Corporation, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Donald A. Wright (Chair)
Paul V. Maier

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or” filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Committee Interlocks and Insider Participation

During the fiscal year 2008, the compensation committee members were Mr. Wright, Mr. Hunter (until his resignation from the board in December 2008) and Mr. Maier.  None of the members of the Compensation Committee are or have been an officer or employee of International Stem Cell Corporation. During fiscal 2008 and 2007, no member of the Compensation Committee had any relationship with International Stem Cell Corporation requiring disclosure under Item 404 of Regulation S-K. During the years 2008 and 2007, none of International Stem Cell Corporation’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on International Stem Cell Corporation’s Compensation Committee or Board of Directors.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned by our most highly compensated executive officers during the fiscal year ended December 31, 2008 and 2007.

2008 SUMMARY COMPENSATION TABLE
Name	Year	Salary	Bonus (2)	Option Awards Number of Options (6)	Option Awards in $ (3)	Restricted Stock Grant	Non Eq. Incentive Plan Comp. ($)	All Other Comp. (4)	Total
Jeffrey J. Krstich (5)	2008	$126,147							$126,147
	2007	$220,000	$50,000						$270,000
	2006	$117,090		1,000,000	$562,243			$25,000	$704,333

Kenneth C. Aldrich	2008	$13,846		400,000	$86,082	664,608	$166,152		$266,080
	2007	$180,000							$180,000
	2006	$100,000		250,000	$155,495				$255,495

Jeffrey D. Janus	2008	$179,076		300,000	$64,561	147,652	$36,913		$280,550
	2007	$220,000	$50,000					$20,129	$290,129
	2006	$153,757		250,000	$155,495				$309,252

William B. Adams	2008	$88,893		150,000	$32,281	420,920	$105,230		$226,404
	2007	$180,000	$50,000						$230,000
	2006	$105,269		250,000	$155,495				$260,764

Rouslan Semetchkine	2008			50,000	$4,619				$4,619

(1)	Actual amounts paid.
(2)
Performance-based bonuses are generally paid pursuant to our annual compensation guidelines and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses in addition to the amount (if any) earned under the annual compensation guidelines.

(3)
Valuation based on the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123R. The assumptions used with respect to the valuation of option grants are set forth in the notes in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(4)
Pursuant to the terms of Mr. Krstich and Mr. Janus’ employment agreement, he was reimbursed for the moving expenses incurred in connection with relocating to the corporate headquarters located in Oceanside California.

(5)	In January 2008, Mr. Krstich passed away. With the approval of the Board of Directors Mr. Krstich’s salary was extended six months after his demise. Total salary for the year was $126,147.
(6)
In 2006, Mr. Aldrich, Mr. Adams and Mr. Janus were granted 250,000 options each at $1 per share.  These options expire December 1, 2016.  On April 22, 2008 we were granted additional options as follows: Mr. Aldrich 400,000 shares, Mr. Adams 150,000 shares and Mr. Janus 300,000 shares at $ .45 per share.  Those options expire April 22, 2018.  The options are subject to the plan restrictions and vest at the rate of 2% per month commencing May 22, 2008.

2008 Grants of Plan-Based Awards

On April 22, 2008 we granted additional options as follows: Mr. Aldrich 400,000 shares, Mr. Adams 150,000 shares and Mr. Janus 300,000 shares at $ .45 per share.  Those options expire April 22, 2018.  The options are subject to the plan restrictions and vest at the rate of 2% per month commencing May 22, 2008.

On December 29, 2008 the Board of Directors approved restricted stock grants to the following officers and directors and one employee:

Name	Number of Shares Issued	Fair value of stock at date of grant

Kenneth C. Aldrich	664,608	$166,152
William B. Adams	420,920	$105,230
Jeffrey Janus	147,652	$36,913
Ray Wood	48,000	$12,000
Paul Maier	280,000	$70,000
Don Wright	280,000	$70,000
Ed Hunter	280,000	$70,000
	2,121,180

The grant was in recognition of the fact that these officers and directors had earlier agreed to waive some of all of the cash compensation otherwise payable to them.  These shares were not issued as part of the 2006 Stock Plan.  Assuming the recipient continues to provide service to the company, the shares vest on the third anniversary of the date of grant, with accelerated vesting in the event of a change of control or certain terminations of service.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2008:

Outstanding Equity Awards at December 31, 2008

Name	Year Option Granted	Number of Securities Underlying Unexcercised Options Exercisable	Number of Securities Underlying Unexcercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying Unexercised Unearned Options	Restricted Stock Grant (2)	Option Exercise Price	Option Exercise Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units that have not Vested
Jeffrey J. Krstich (1)	2006	1,000,000				$1.00	2016

Kenneth C. Aldrich	2006	172,000	72,000			$1.00	2016	78,000	$48,726
	2008	96,000	304,000			$0.45	2018	344,000	$74,030
	2008				664,608

Jeffrey D. Janus	2006	172,000	72,000			$1.00	2016	78,000	$48,726
	2008	72,000	228,000			$0.45	2018	258,000	$55,523
	2008				147,652

William B. Adams	2006	172,000	72,000			$1.00	2016	78,000	$48,726
	2008	36,000	114,000			$0.45	2018	129,000	$27,761
	2008				420,920

Rouslan Semetchkine	2008	1,000	49,000			$0.22	2018	49,000	$4,527

(1)	Mr. Krstich passed away in January 2008. All of his shares have been vested and transferred into his wife’s name.
(2)	Represents a restricted stock grant issued December 29, 2008. The stock is kept in escrow until the restrictions are lifted on December 29, 2011. This award is not part of the 2006 stock plan.

2006 Equity Participation Plan

The 2006 Equity Participation Plan (also referred to as “2006 Stock Plan”) provides for the grant of stock options or restricted stock and other equity based awards to our employees, officers, directors and consultants.   Options may be either “incentive stock options” or non-qualified options under the federal tax laws and will have an exercise price equal to at least fair market value as of the grant date.  A total of 15,000,000 shares of common stock have been reserved for issuance under the Plan, subject to adjustments for certain corporate transactions or events.  The purpose of the Plan is to enable us to offer non-employee directors, officers, other key employees and consultants of the Company and our subsidiaries and affiliates, equity-based incentives, thereby attracting, retaining and rewarding these participants and strengthening the mutuality of interests between these participants and our stockholders. The Plan is administered by the board of directors as a whole. The board of directors has the power to determine the terms of any restricted stock or options granted under the Plan. Grants under the Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only by such optionee.

Stock Option Grants
The board may grant options qualifying as incentive stock options under the Internal Revenue Code and nonqualified stock options. The term of an option will be fixed by the Board, but will not exceed ten years (or five years in the case of an incentive stock option granted to a person beneficially owning shares representing 10% or more of the total combined voting power of all classes of our stock, referred to as a 10% stockholder). The option price for any option will not be less than the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of an incentive stock option granted to a 10% stockholder). Generally, the fair market value will be the closing price of the common stock on the applicable trading market. Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made (i) in cash; (ii) in a cash equivalent acceptable to the Board; (iii) by the transfer to us of shares owned by the participant for at least six months on the date of transfer; (iv) if the common stock is traded on an established securities market, the board may approve payment of the exercise price by a broker-dealer or by the option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the option holder’s written irrevocable instructions to deliver the common stock acquired upon exercise of the option to the broker-dealer; or (v) any other method acceptable to the Board and in compliance with applicable laws.

Restricted Stock
The board is authorized to grant restricted stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of and which shall be subject to such risks of forfeiture and other restrictions as the board may impose. Unless otherwise determined by the board, the purchase price for any restricted stock grant will be not less than 85% of the fair market value of common stock on the date of grant or at the time the purchase is consummated (or 100% of the fair market value in the case of restricted stock granted to a 10% stockholder). Generally, the fair market value will be the closing price of the common stock on the applicable trading market. Payment for shares purchased pursuant to a restricted stock grant may be made in (i) cash at the time of purchase; (ii) at the discretion of the board, according to a deferred payment or other similar arrangement with the participant; or (iii) in any other form of legal consideration that may be acceptable to the board in its discretion. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the board.

Option Exercises and Stock Vested During Last Fiscal Year

No named executive officer exercised an option to purchase our Common Stock during the fiscal year ended December 31, 2008.  No named executive officer holds a restricted stock grant, restricted stock unit or other similar instrument that vested in 2008.

Potential Payments upon Termination or Change in Control

Assuming a change in control took place on December 31, 2008 and each of the named executive officers was terminated without cause immediately following the change in control, the foregoing individuals would have received the following amounts as a result of such accelerated vesting:

Remaining Unamortized Option Expense Upon Change in Control(1)

Kenneth C. Aldrich	$122,756
Jeffrey D. Janus	$104,249
William B. Adams	$76,487

(1)
Amounts shown in this column reflect the remaining unamortized compensation costs as determined pursuant to FAS 123R for option awards that would be accelerated in connection with a termination following a change in control transaction. The assumptions used to calculate the value of option awards are set forth in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. There can be no assurance that the options will ever be exercised (in which case no value will actually be realized by the executive) or that the value on exercise will be equal to the FAS 123R value shown in this column.

2008 DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director at any time during the fiscal year, other than directors who are listed in the Summary Compensation Table:

Name	Fees Earned or Stock Awards Paid in Cash (1)	Restricted Stock Awards (5)	Option Awards Number of Shares (2)	Option Awards (4)	Total Option Awards (4)
Donald A. Wright	$0	$70,000	60,000	$3,371	$73,371
Paul V. Maier	$0	$70,000	60,000	$3,371	$73,371
Edward O. Hunter (3)	$0	$70,000	60,000	$3,371	$73,371

(1)	On December 29, 2008 these members of the board were awarded a restricted stock grant for $70,000 each. The shares are held in escrow until December 29, 2011.
(2)	On April 22, 2008 each of the directors received 60,000 options. The options were awarded at $0.45 per share and vest a 2% per month starting the following month.
(3)	On December 29, 2008 Mr. Edward O. Hunter resigned from the board.
(4)
Valuation based on the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123R. The assumptions used with respect to the valuation of option grants are set forth in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(5)	On December 29, 2008 the Board of Directors approved a restricted stock grant at $0.25 per share.

Upon joining the Board, outside directors receive an initial option grant of 50,000 shares of Common Stock. The initial option grant will vest at a rate of 2% per month, starting one month after they join the company.   During 2008 each of the directors received an additional 60,000 options.  During the year 2008 there was no cash compensation paid to the outside directors since each outside director elected to waive the cash compensation otherwise payable to him.

Outside directors receive an annual retainer of $40,000 for service on the Board and for service on any committee of the Board of Directors, Audit Committee, Compensation Committee or Governance Committee. In addition, an outside director serving as the chair of the Board of Directors, the Governance Committee or the Audit Committee will receive an additional annual retainer of $20,000.  To conserve cash, we may ask outside directors to defer or waive a portion of their cash compensation.

Directors who are also employees of International Stem Cell Corporation do not receive any additional compensation for their services as members of the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our current equity compensation plans as of December 31, 2008:

Plan Category	Number of Shares to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)

Equity compensation plans approved by stockholders(1)	15,000,000	$ .61	8,832,500

(1)
Represents stock options under the 2006 Equity Participation Plan (the “Plan”). The options granted under the Plan may be either qualified or non-qualified options. Up to 15,000,000 options may be granted to employees, directors and consultants under the Plan. Options may be granted with different vesting terms and expire no later than 10 years from the date of grant. In 2008, the company had 6,167,500 options outstanding granted under the plan with a weighted average exercise price of $ .61. Stockholders approved the Plan effective December 1, 2006.

As of December 31, 2008, we had reserved 15,000,000 shares of our Common Stock for issuance under the 2006 Stock Plan. At December 31, 2008, there were 6,167,500 shares issuable upon exercise of outstanding options under the 2006 Stock Plan, at a weighted average exercise price of $ .61. Options granted under the 2006 Stock Plan will generally have a 10-year term and vest at the rate of 2% per month commencing the following month of grant. Options granted under our 2006 Stock Plan provide for full acceleration of the unvested portion of an option if the option is not assumed or substituted by an acquiring entity upon a “Change in Control,” as defined under the 2006 Stock Plan.

RELATED PERSON TRANSACTIONS

Pursuant to our Code of Business Conduct and Ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into transactions which create, or would appear to create, a conflict of interest with us. Our Audit Committee is responsible for reviewing and approving related party transactions. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Except with respect to the transactions described below, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares, nor any of our promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction for the past two years or in any presently proposed transaction to which we were or are to be party. None of our directors or executive officers is indebted to us.

As of December 31, 2008, we owed an aggregate of $264,648 to Kenneth C. Aldrich, our Chief Executive Officer and Chairman, and William B. Adams, our Chief Financial Officer, Secretary and Director, for a management fee owed to them by ISC California. The management fee relates to the management of the Lifeline Cell Technology, LLC, the wholly-owned operating subsidiary of ISC California, from inception until November 1, 2006. Messrs. Aldrich and Adams each accrued the management fee at a rate of $5,000 per month per person plus accrued interest at 10% per annum on the unpaid balance until June 1, 2006, when each person’s management fee was increased to $10,000 per month, per person. When Mr. Adams and Aldrich became employees of ISC California on November 1, 2006, accrual of the management fee ceased.

From time to time, various persons, including certain officers, directors, principal shareholders, and their affiliates, have advanced funds to Lifeline and/or ISC California for operating expenses. All such advances have been repaid with the exception of a balance owed to Mr. Aldrich on December 31, 2008 of $164,504. In connection with certain of such advances, warrants were issued to the lenders. During the last quarter of 2007, Mr. Aldrich loaned the company $500,000, which was to be converted into preferred stock when the company started to raise money through its Series A Preferred Stock placement efforts. This loan was converted into shares of preferred stock in January 2008 on the same terms as were afforded to unaffiliated investors who purchased Series A preferred stock.

On August 15, 2008, to provide funding for working capital and to convert short term advances to a term Note, International Stem Cell Corporation (the “Company”) issued a Multiple Advance Convertible Note to YKA Partners, Ltd, an accredited investor, in the amount of $350,000, with warrants to purchase shares of Common Stock.  The Note provides for multiple advances, permits whole or partial repayments without penalty, and is intended to allow the company to borrow and repay indebtedness as needed to meet operating costs. It is unsecured and subordinate to the company’s outstanding secured debt of $1,000,000, carries an interest rate of 8% per annum, is convertible into shares of common stock at the rate of $0.50 per share, and is due and payable on or before January 31, 2009.   The warrants permit the holder to purchase up to 700,000 shares of common stock from the Company at $0.50 per share until five years from the issuance of the warrants. The note and the warrants contain anti-dilution clauses. YKA Partners, Ltd. is controlled by Kenneth C. Aldrich, is Chairman and CEO of the Company. The current balance outstanding on this note amounted to $154,504 as of December 31, 2008.

On August 20, 2008, to obtain funding for working capital, we entered into a subscription agreement with X-Master, Inc. a corporation controlled by two of our directors, to sell for three million dollars up to three million shares of Series C Preferred Stock at a price of $1.00 per share.  A total of two million shares were sold.

On December 30, 2008, to obtain funding for both working capital and the eventual repayment of the outstanding obligation under an  OID Senior Secured Convertible Note with a principal amount of $1,000,000 issued in May 2008, we entered into a Series D Preferred Stock Purchase Agreement (the “Series D Agreement”) with X-Master, Inc., Andrei Semetchkine and Rouslan Semetchkine to sell for up to five million dollars ($5,000,000) up to fifty shares of Series D Preferred Stock (“Series D Preferred”) at a price of $100,000 per Series D Preferred share.  10 shares were sold December 30, 2008; 10 shares were sold February 5, 2009; and 10 shares were sold on March 16, 2009.  At the Investors’ sole discretion 10 shares will be sold on each of June 30, 2009 and September 20, 2009. If the Investors decide not to purchase shares in any of the later two discretionary tranches, then their rights to purchase shares in future tranches shall terminate.   In connection with the Series D Agreement, the Company also entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with the investors.  Pursuant to the Investor Rights Agreement, the investors have a participation right, whereby they may purchase their pro rata share of any privately offered new securities being offered by the Company, subject to certain exceptions. The Investor Rights Agreement also requires that the Company obtain approval from the Board of Directors, including the affirmative vote of the director elected by the Series C Preferred Stock and the director elected by the Series D Preferred Stock, for specified transactions.

Pursuant to the Series D Agreement, the Company entered into an Employment Agreement with Mr. Andrei Semetchkine whereby he would serve as the Chief Business Officer of the Company, reporting to the Board and being responsible (in collaboration with the CEO) for developing the overall business strategy for the Company, tracking and allocating Company resources, overseeing the creation and implementation of personnel policy, defining target markets, identifying and developing new business opportunities, and developing international business opportunities. This Employment Agreement has a term of five years, subject to earlier termination for cause (as defined in the agreement) or upon voluntary resignation by the employee. Mr. Andrei Semetchkine will receive an annual salary at least equal to the highest salary paid to any officer of the Company other than the President or CEO, and in no event less than $180,000 per year. Mr. Semetchkine will also be eligible to participate in Company benefit and bonus programs.

Pursuant to the Series D Agreement, the Company also entered into an Employment Agreement with Mr. Rouslan Semetchkine, who currently serves as a director of the Company. Pursuant to this Employment Agreement, the Company has agreed to employ Mr. Rouslan Semetchkine as a research scientist and, upon his attaining a PhD, as Senior Research Scientist. This Employment Agreement has a five-year term subject to earlier termination for cause (as defined in the agreement) or upon voluntary resignation by the employee. Mr. Rouslan Semetchkine will receive a salary of $80,000 per year while he is employed as a research scientist, with an increase to $120,000 per year upon attaining his PhD and corresponding promotion to Senior Research Scientist. The Company has also agreed that Mr. Rouslan Semetchkine’s salary will not be less than the annual base salaries paid to employees of similar position and status within the Company.  Mr. Semetchkine will also be eligible to participate in Company benefit and bonus programs.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 16, 2009, by (i) each person who is known by us to beneficially own 5% or more of our common stock, (ii) each of our directors and executive officers, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of such person, shares of Common Stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of February 28, 2009 were deemed to be outstanding, and shares of preferred stock owned by such person and convertible into Common Stock were deemed to be converted into Common Stock. Such shares were not deemed to be outstanding, however, for the purpose of computing the percentage ownership of any other person.

Stock Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
Name of Beneficial Owner		Actual Beneficial Ownership	Percent of Beneficial Ownership (1)
Jeffrey Krstich (3)		1,000,000	2.54%
William Adams (2) (4)	Chief Financial Officer and Secretary	2,639,605	6.38%
Kenneth Aldrich (2) (4) (5)	Chairman of the Board and CEO	8,386,845	19.33%
Jeffrey Janus (2) (4)	President and CEO of Lifeline Cell Technology	2,453,459	6.35%
Andrei Semetchkine (2) (7)	Chief Business Officer	20,025,630	34.27%
Rouslan Semetchkine (2) (4) (7)	Director	20,030,630	34.27%
Donald Wright (4) (10)	Director	322,700	0.83%
Paul Maier (2) (4)	Director	340,400	0.88%
Edward Hunter (4) (6)	Director	415,400	1.07%
All Executive Officers and Directors as a Group (8 Persons)		34,173,639	68.49%

5% Holders
X-Master, Inc. (7)		8,000,000	17.24%
Gregory Keller (8)		2,177,179	5.63%
William Peeples (9)		2,779,174	7.19%

(1)	Based on 38,410,675 shares currently outstanding plus shares issuable under derivative securities which are exercisable within 60 days of February 28, 2009.

(2)	The business address for each director and officer is 2595 Jason Court, Oceanside, CA 92056.

(3)	In January 2008, Mr. Krstich passed away, the Board of Directors agreed to vest his non vested options.

(4)	Includes options to purchase shares of our common stock exercisable within 60 days of February 28, 2009.

(5)
Mr. Aldrich’s shares are held, in part, through YKA Partners, a California limited partnership. Mr. Aldrich is the investment manager of YKA Partners and controls the disposition of these shares. The address for YKA Partners is 2595 Jason Court, Oceanside, CA  92056.

(6)	The business address for Mr. Hunter is Robinson & Robinson, LLP, 2301 Dupont Dr., Suite 530, Irvine, CA 92612-7502.
(7)
The business address for X-Master, Inc. is 1 Overlook Drive, Unit 11, Amherst, New Hampshire 03031. X-Master Inc. is owned by Andrei Semetchkine.  Rouslan Semetchkine is the President of X-Master, Inc. Rouslan Semetchkine and Andrei Semetchkine are deemed to hold the same number of shares including shares held by X-Master. Additionally, Rouslan Semetchkine has vested options exercisable within 60 days of February 28, 2009 to purchase 5,000 shares.

(8)	The address for Gregory Keller is 221 West Pueblo St. #A, Santa Barbara, CA 93105.
(9)	The address for William Peeples is 877 Gwyne Ave., Santa Barbara, CA 93111.
(10)	The address for Don Wright is 2829 Rucker Ave., Third Floor, Everett, WA 98201.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.
Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were met with one exception.  On September 23, 2008 a transaction took place requiring the filing of a Form 3 and Form 4 by X-Master, Inc., a New Hampshire Corporation, Mr. Andrei Semetchkine and Mr. Rouslan Semetchkine.  The respective forms were inadvertently filed late on October 14, 2008.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2010 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 1, 2009. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than December 1, 2009.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2009 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

/s/ William B. Adams
William B. Adams
Chief Financial Officer and Secretary

March 30, 2009

▼ DETACH PROXY CARD HERE AND RETURN IN THE ENCLOSED ENVELOPE ▼

The Board of Directors recommends a vote FOR all proposals.

(1)
To elect Kenneth C. Aldrich, William B. Adams, Jeffrey D. Janus, Donald A. Wright, Paul V. Maier, Andrei Semetchkine and Rouslan Semetchkine
as directors to hold office until the 2010 Annual Meeting of Stockholders.

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the “Exceptions” box above and write the name of the nominee(s) that you do not wish to vote for on the line below.)

❑  FOR                 ❑  WITHHOLD ALL            ❑  EXCEPTIONS

EXCEPTIONS:

(2)	To ratify the selection of Vasquez and Company, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.

❑  FOR                 ❑  AGAINST                          ❑  ABSTAIN
Please sign below, exactly as name or names appear on this proxy. If the stock is registered in the names of two or more persons (Joint Holders), each should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give printed name and full title. If more than one trustee, all should sign.

Date

Signature

Signature

☐      MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

▼ DETACH PROXY CARD HERE AND RETURN ▼

INTERNATIONAL STEM CELL CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APPRIL 30, 2009

The undersigned hereby appoints Kenneth C. Aldrich and Jeffrey D. Janus, as attorney and proxies of the undersigned, each with full power of substitution, to vote all of the shares of stock of International Stem Cell Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Inns of America Suites, located at 5010 Avenida Encinas, Carlsbad, CA 92008, on Thursday, April 30, 2009, at 9:00 a.m. local time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, these shares will be voted in accordance with the recommendations of the Board of Directors.

YOUR VOTE IS IMPORTANT. You are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States.

Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.

(See reverse side)